SHARE REPURCHASE AGREEMENT


     This SHARE REPURCHASE AGREEMENT (the "Agreement"), dated as of June 30, 1998, is made and entered into by and among: (1) Onsite Energy
Corporation, a Delaware corporation ("Onsite"), and (2) Sycom Corp, a Delaware corporation.

                             RECITALS

     WHEREAS, pursuant to that certain "Amended and Restated Asset Purchase Agreement" (the "Purchase Agreement"){1} dated as of June 30, 1998, SYCOM ONSITE is acquiring all of the project assets of Sycom LLC; and

     WHEREAS, Onsite and SYCOM ONSITE (together, the "Onsite Companies"), Sycom Corp, and Sycom LP have also entered into the Sale and Noncompetition Agreement pursuant to which, among other things, SYCOM ONSITE will obtain both the services of Sycom Corp and certain non-competition protections in exchange for 157,500 Onsite Preferred Shares as more fully set forth therein; and

     WHEREAS, under the terms of the Sale and Noncompetition Agreement, the Preferred Shares serving as consideration thereunder are to be paid to Sycom Corp in the form of a single lump sum installment payment due eight
(8) years from the Closing Date (the "installment payment"), and until such time such Preferred Shares shall be placed in escrow (both as Preferred Shares or as converted into shares of common stock, the "Escrow Shares"); and

     WHEREAS, the parties have agreed that under certain circumstances, Onsite shall have the right, but not the obligation, to repurchase the Escrow Shares;

     WHEREAS, on or about January 8, 1998, Sycom LP entered into a Settlement Agreement with PSCRC with respect to the indebtedness owed by Sycom LP to PSCRC in the original principal amount of $14,910,915, plus interest (the "PSCRC Debt"), and Sycom LP may pay a portion of the PSCRC Debt in the form of Escrow Shares as provided in the Escrow Agreement and the Sale and Noncompetition Agreement;

     NOW, THEREFORE, based on the foregoing premises, and for good and valuable consideration, and receipt and sufficiency of which is hereby acknowledged, the parties hereby AGREE AS FOLLOWS:



---------------------------

{1} Unless indicated otherwise, the capitalized terms used herein shall have the same meanings as ascribed to them in the Purchase Agreement.

1. REPURCHASE OF ESCROW SHARES. Under the terms and conditions set forth in this Agreement, if, at any time during the thirty (30) day period prior to the Escrow Share Release Date, as defined in the Escrow Agreement, ANY ONE (1) of the following circumstances exists:

     a. All amounts owed to PSCRC under the Settlement Agreement have not been satisfied; or

     b. All loans made by Onsite and/or SYCOM ONSITE to Sycom Corp and/or Sycom LP pursuant to Section 3.1 of the Sale and Noncompetition Agreement have not been repaid in full; or

     c. (i) The average closing market price of the Onsite Common Shares over a period of ten (10) consecutive trading days never exceeded $2.00 per share, with such minimum average share price requirement increasing by ten percent (10%) per year each year thereafter (i.e., $2.20 per share from January 1, 2000 through December 31, 2000, $2.42 per share from January 1, 2001 through December 31, 2001, etc.); AND, as measured on the same date,

          (ii) The total after-tax earnings per share of Onsite Common Shares over any four consecutive quarters from the Closing Date through December 31, 1999 (taking into account the Common Shares issued to Sycom LLC under the Purchase Agreement and that number of Common Shares into which the Preferred Shares issued under the Sale and Noncompetition Agreement are convertible, but not taking into account earnings from acquisitions subsequent to the Closing Date or shares issued for those acquisitions) never exceeded $0.15, with such minimum earnings per share requirement increasing by ten percent (10%) per year each year thereafter (i.e., $0.165 per share from January 1, 2000 through December 31, 2000, $0.1815 per share from January 1, 2001 through December 31, 2001, etc.);

then Onsite, in the reasonable business judgment of its Board, may require that it be allowed to repurchase the Escrow Shares.

2. REPURCHASE UPON TERMINATION. If, (a) the Sale and Noncompetition Agreement is terminated, and (b) after the second (2{nd}) anniversary following the Closing Date, then Onsite may repurchase all of the Escrow Shares based on the exercise of its Board of Directors' reasonable business judgment, and in consideration of the following factors: (i) the key employees of Sycom Corp, as identified in the attached SCHEDULE 2, are no longer being retained by SYCOM ONSITE, and (ii) there is no reasonably foreseeable likelihood that the following conditions shall be satisfied:
(x) the PSCRC Debt shall be satisfied, (y) all loans made by Onsite and/or SYCOM ONSITE to Sycom Corp and/or Sycom LP pursuant to Section 3.1 of the Sale and Noncompetition Agreement shall be repaid in full, and (z) that both share performance benchmarks identified in Section 1(c) hereof shall be achieved.

3. REPURCHASE NOTICE. Onsite shall repurchase the Escrow Shares by delivering a notice of repurchase in the form attached hereto as ATTACHMENT A (the "Repurchase Notice") to Sycom Corp, with a courtesy copy delivered to PSCRC. Upon receipt by Sycom Corp of the Repurchase Notice, Sycom Corp shall immediately send, via facsimile, a confirmation of receipt of such Repurchase Notice to Onsite, and indicate that it will forthwith proceed to obtain the signatures of all required parties in order to direct the Escrow

Agent to deliver all of the Escrow Shares immediately to Onsite.

4. REPURCHASE PRICE. In the event Onsite elects to repurchase the Escrow Shares, Onsite shall pay to Sycom Corp $.001 per Preferred Share (or a corresponding amount for converted Preferred Shares) within thirty (30) days of the delivery of the Repurchase Notice.

5. ADDITIONAL DELIVERIES. The parties shall execute and deliver such additional documents and take such additional steps as they or their counsel may reasonably request in order to carry out the transactions contemplated by this Agreement.

6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Onsite:

               Onsite Energy Corporation
               701 Palomar Airport Road, Suite 200
               Carlsbad, CA 92009
               Attn: Richard T. Sperberg
               Facsimile: (760) 931-2952

               with a copy to:

               Bartel Eng Linn & Schroder
               300 Capitol Mall, Suite 1100
               Sacramento, CA 95814
               Attn: Scott E. Bartel, Esq.
               Facsimile No.: (916) 442-3442

          (b)  if to Sycom Corp, to:

               SYCOM Corporation
               Attn:  S. Lynn Sutcliffe
               27 Worlds Fair Drive
               Somerset, N.J.  08873
               Facsimile No.: (732) 748-9631
               with a copy to:

               Barry A. Brooks, Esq.
               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue, 31{st} Floor
               New York, New York 10022-4697
               Facsimile No.:  (212) 319-4090

7.   TERMINATION.   This  Agreement  shall  terminate  in the event  of  an
accelerated release under the Escrow Agreement.

8. MODIFICATION. Except as provided in Section 7 hereof or Article IX of the Purchase Agreement, this Agreement shall not be terminated or amended unless the same shall be in writing and signed by Onsite, Sycom Corp, and PSCRC.

9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

10. JURISDICTION AND VENUE. Any and all suits for any breach of this Agreement or for rescission or specific performance of this Agreement shall be filed and maintained in any court of competent jurisdiction in San Diego County, California. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

11. DISPUTE RESOLUTION. No party to this Agreement shall be entitled to take legal action with respect to any dispute relating hereto until it has complied in good faith with the following alternative dispute resolution procedures. This Section shall not apply to the extent it is deemed necessary to take legal action immediately to preserve a party's adequate remedy.

          (a) NEGOTIATION. The parties shall attempt promptly and in good faith to resolve any dispute arising out of or relating to this Agreement through negotiations between representatives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any such dispute not resolved in the normal course of business. Within twenty days after delivery of the notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange information and to attempt to resolve the dispute, until the parties conclude that the dispute cannot be resolved through unassisted negotiation. Negotiations extending sixty days after notice shall be deemed at an impasse, unless otherwise agreed by the parties.

          If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator(s) shall be given at least three working days' notice of such intention and may also be accompanied by an attorney.

All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal and State Rules of Evidence.

          (b) ADR PROCEDURE. If a dispute has not been resolved within sixty days of the disputing party's notice, a party wishing resolution of the dispute ("Claimant") shall initiate assisted Alternative Dispute Resolution (ADR) proceedings as described in this Section. Once the Claimant has notified the other ("Respondent") of a desire to initiate ADR proceedings, the proceedings shall be governed as follows: By mutual agreement, the parties shall select the ADR method they wish to use. That ADR method may include arbitration, mediation, mini-trial, or any other method which best suits the circumstances of the dispute. The parties shall agree in writing to the chosen ADR method and the procedural rules to be followed within thirty days after receipt of notice of intent to initiate ADR proceedings. To the extent the parties are unable to agree on procedural rules in whole or in part, the current Center for Public Resources (CPR) Model Procedure for Mediation of Business Disputes, CPR Model Mini-trial Procedure, or CPR Commercial Arbitration Rules - whichever applies to the chosen ADR method - shall control, to the extent such rules are consistent with the provisions of this Section. If the parties are unable to agree on an ADR method, the method shall be arbitration.

          The parties shall select a single Neutral third party to preside over the ADR proceedings, by the following procedure: Within fifteen days after an ADR method is established, the Claimant shall submit a list of five acceptable Neutrals to the Respondent. Each Neutral listed shall be sufficiently qualified, including demonstrated neutrality, experience and competence regarding the subject matter of the dispute. A Neutral shall be deemed to have adequate experience if an attorney or former judge. None of the Neutrals may be present or former employees, attorneys, or agents of either party. The list shall supply information about each Neutral, including address, and relevant background and experience (including education, employment history and prior ADR assignments). Within fifteen days after receiving the Claimant's list of Neutrals, the Respondent shall select one Neutral from the list, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Respondent, the Respondent shall submit a list of five Neutrals, together with the above background information, to the Claimant. Each of the Neutrals shall meet the conditions stated above regarding the Claimant's Neutrals. Within fifteen days after receiving the Respondent's list of Neutrals, the Claimant shall select one Neutral, if at least one individual on the list is acceptable to the Respondent. If none on the list are acceptable to the Claimant, then the parties shall request assistance from the Center for Public Resources, Inc., to select a Neutral.

          The ADR proceeding shall take place within thirty days after the Neutral has been selected. The Neutral shall issue a written decision within thirty days after the ADR proceeding is complete. Each party shall be responsible for an equal share of the costs of the ADR proceeding. The parties agree that any applicable statute of limitations shall be tolled during the pendency of the ADR proceedings, and no legal action may be brought in connection with this agreement during the pendency of an ADR proceeding.

          The Neutral's written decision shall become final and binding on the parties, unless a party objects in writing within thirty days of receipt of the decision. The objecting party may then file a lawsuit in any court allowed by this Agreement. The Neutral's written decision shall be admissible in the objecting party's lawsuit.

12.  COUNTERPARTS.    This  Agreement  may  be  executed  in  two  or  more
counterparts, by facsimile signature or otherwise, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Share Repurchase Agreement to be signed the day and year first above written.

ONSITE ENERGY CORPORATION


By:   __________________________
     Richard T. Sperberg
     Chief Executive Officer


SYCOM CORP.



By:  __________________________
     S. Lynn Sutcliffe
     President

                           ATTACHMENT A



                       NOTICE OF REPURCHASE


     In accordance with the terms of that "Share Repurchase Agreement" dated as of June 30, 1998 between ONSITE ENERGY CORPORATION ("Onsite") and SYCOM CORPORATION ("Sycom Corp"), Onsite hereby exercises its right to repurchase all Onsite Series D Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares"), and all Common Shares into which such Preferred Shares may have been converted, as remain in escrow (the "Escrow Shares"), and directs that the Escrow Shares be delivered to the undersigned as soon as practicable.

                                  ONSITE ENERGY CORPORATION



                                  By:___________________________________
                                        Richard T. Sperberg
                                        President